* INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                              SHARE SALE AGREEMENT

         This Share Sale Agreement (this "Agreement") is made and entered into as of February 23, 2000, by and among N2H2, Inc., a Washington corporation ("N2H2"), and Jason Alan Gomersall, Bevan Andrew Slattery, Lee Gomersall, Roar Investments Pty Limited ACN 072098572, an Australian corporation, and Drives & Controls Services, Inc. a Texas corporation, who are all the Shareholders of iseek Limited ACN 083 996 070 (each a "Shareholder" and collectively, the "Shareholders").

                                    RECITALS

         A. N2H2 has offered to buy and the Shareholders believe it advisable and in their respective best interests to effect a sale of the Company Capital Stock by the Shareholders to N2H2 in return for N2H2 agreeing to issue N2H2 Common Stock to the Shareholders on the terms and conditions set out in this Agreement (the "Acquisition").

         B. The Board of Directors of N2H2 has approved this Agreement and the Acquisition as required by applicable law.

                                    AGREEMENT

         In consideration of the terms hereof, the parties hereto agree as follows:

                             ARTICLE I - DEFINITIONS

1.1      DEFINITIONS

Except as the context shall otherwise require, the following terms when used shall have the following meanings:

         "Acquisition" has the meaning set forth in Recital A to this Agreement.

         "Affiliate" is as defined in Rule 12b-2 of the Securities Exchange Act of 1934.

         "Agreement" means this Agreement, including the Disclosure Memorandum, Schedules and Exhibits attached hereto.

         "Claim Notice" has the meaning set forth in Section 9.5(a).

         "Claims" refers to any claims for indemnification under Article IX hereunder.

         "Closing" has the meaning set forth in Section 2.2.

         "Closing Date" has the meaning set forth in Section 2.2.

         "Code" shall mean the Internal Revenue Code of 1986, as amended (including any successor code), and the rules and regulations promulgated thereunder.

         "Common Stock Exchange Ratio" has the meaning set forth in Section 2.5.2(a).

         "Company" means iseek Limited ACN 083 996 070, a company incorporated in Queensland, Australia.

         "Company Balance Sheet" shall have the meaning set forth in Section
3.6.

         "Company Capital Stock" means Company Common Stock, outstanding immediately prior to the Closing.

         "Company Common Stock" means all the ordinary shares in the Company.

         "Company Indemnified Parties" has the meaning set forth in Section 9.3.

         "Company Material Adverse Effect" means an effect which is materially adverse to either (i) the business, financial condition, assets, liabilities, results of operations or prospects of operations of the Company, taken as a whole, or (ii) the legal ability of the parties hereto to consummate the transactions contemplated hereby.

         "Company Technology" means those Technology-Related Assets that are not Third Party Technology.

         "Confidentiality Agreement" means the Confidentiality and Exclusive Dealing Agreement dated January 3, 2000, between N2H2 and the Company.

         "Disclosure Memorandum" means the disclosure schedules delivered by the Company to N2H2 in connection with the execution and delivery of this Agreement.

         "Domain Names" means all Internet domain names with respect to which the Company hosts HTML pages or otherwise operates a web site in connection with its business.

         "Employee Benefit Plan" has the meaning set forth in Section 3.13.

         "Encumbrance" shall mean all liens, mortgages, pledges, deeds of trust, security interests, charges, encumbrances and other adverse claims or interests of any kind, except for Encumbrances related to Taxes not yet due and payable.

         "Escrow Agent" means ChaseMellon Shareholder Services L.L.C.

         "Escrow Agreement" means that certain escrow agreement among the parties hereto and the Escrow Agent as described in Section 2.5.2(b).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Financial Statements" has the meaning set forth in Section 3.6.

         "Fund " means Suncorp Easy Superannuation.

         "GAAP" means generally accepted accounting principles in Australia as in effect on the date of this Agreement.

         "Gomersall Escrow Agreement" means that certain escrow agreement among N2H2, Jason Gomersall and the Escrow Agent as described in Section 2.5.2(b).

         "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "Indemnified Parties" has the meaning set forth in Section 9.3.

         "Intellectual Property Rights" means all intellectual and other proprietary rights used by the Company in the conduct of its business including, without limitation, all trade names, trademarks, domain names, service marks, logos, trade secrets, copyrights, and domestic and foreign letters patent, and the registrations, applications, renewals, extensions and continuations (in whole or in part) thereof, all goodwill associated therewith, and all rights and causes of action for infringement, misappropriation, misuse, dilution or unfair trade practices associated therewith.

         "IP Registrations" has the meaning set forth in Section 3.14.4.

         "Letter of Transmittal" has the meaning set forth in Section 2.5.3(c).

         "Knowledge" means an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

                  (a) such individual is actually aware of such fact or other matter; or

                  (b) it can be reasonably expected that such fact or other matter would come to the attention of such individual in the course of conducting a reasonable comprehensive investigation concerning the existence of such fact or other matter.

         A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has Knowledge of such fact or other matter. References to "the Shareholders' and the Company's Knowledge" includes the Knowledge of any one of them.

         "Marks" means the list of all of the Company's trademarks, trade names, business names, service marks, or logos for the Products used by the Company in its business.

         "N2H2" means N2H2, Inc., a Washington corporation.

         "N2H2 Common Stock" means shares of unregistered common stock, no par value, of N2H2.

         "N2H2 Indemnified Parties" has the meaning set forth in Section 9.2.

         "N2H2 Material Adverse Effect" means an effect which is materially adverse to either (i) the business, financial condition, assets, liabilities, results of operations or prospects of operations of the N2H2, taken as a whole, or (ii) the legal ability of the parties hereto to consummate the transactions contemplated hereby.

         "New N2H2 Shares" means 925,000 shares of N2H2 Common Stock to be issued by N2H2 to the Shareholders pursuant to Section 2.5.2.

         "Operative Documents" means the Confidentiality Agreement, Escrow Agreement, the Gomersall Escrow Agreement, the Slattery Escrow Agreement and the other agreements and certificates required to be executed pursuant thereto or to this Agreement.

         "Percentage Share" means with respect to each Shareholder, such Shareholder's percentage ownership of outstanding Company Common Stock as of the Closing as set forth on Schedule 3.3(b).

         "Person" means and includes any natural person, corporation, limited liability company, partnership, limited partnership, firm, joint venture, association, joint stock company, trust, business trust, unincorporated organization, government or political subdivision, regulatory body or other entity.

         "Personal Property" has the meaning set forth in Section 3.9(b).

         "Purchase Consideration" means the New N2H2 Shares to be issued by N2H2 to the Shareholders in accordance with Section 2.5.2(a).

         "Real Property" has the meaning set forth in Section 3.9(a).

         "S-1" has the meaning set forth in Section 4.6.

         "SEC Documents" has the meaning set forth in Section 4.6.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shareholder Materials" has the meaning set forth in Section 3.24.

         "Shareholder Representative" has the meaning set forth in Section 2.6.

         "Slattery Escrow Agreement" means that certain escrow agreement among N2H2, Bevan Slattery and the Escrow Agent as described in Section 2.5.2(b).

         "Software" means each software program that is a part of the Company Technology and used by the Company in its business as currently conducted.

         "Superannuation Arrangement" means any fund, plan, scheme, agreement or arrangement under which superannuation benefits, retirement benefits, life assurance benefits, death or disability benefits, pensions, annuities or other allowances, gratuities or benefits are or may be provided to or in respect of any present or former employees of the Company or their respective dependents.

         "Survival Period" has the meaning set forth in Section 9.1.

         "1936 Tax Act" means the Income Tax Assessment Act 1936 (Cth).

         "1997 Tax Act" the Income Tax Assessment Act 1997 (Cth).

         "Tax Returns" means any return, declaration, report, claim or refund, information return, statement, or other similar document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Tax" means all forms of taxes, duties, imposts, charges, withholdings, rates levies or other governmental imposition of whatever nature and by whatever authority imposed, assessed or charged together with all costs, charges, interest, penalties, fines, expenses and other additional statutory charges incidental or related to the imposition and "Taxation" has a corresponding meaning;

         "Technology-Related Assets" means all products, tools, computer programs, specifications, source code, object code, graphics, devices, techniques, algorithms, methods, processes, procedures, packaging, trade dress, formulae, drawings, designs, improvements, discoveries, concepts, user interfaces, software, development and other tools, content, inventions (whether or not patentable or copyrightable and whether or not reduced to practice), designs, logos, themes, know-how, concepts and other technology that have been or are to be developed, produced, used, marketed or sold by the Company.

         "Third Party Claim" has the meaning set forth in Section 9.5.

         "Third Party Licenses" has the meaning set forth in Section 3.14.2.

         "Third Party Technology" means those Technology-Related Assets for which the Company does not own all right, title and interest (including, without limitation, any such assets that are in the public domain), as listed in
Schedule 3.14.2 of the Disclosure Memorandum.

         "Threshold" has the meaning set forth in Section 9.4(c).

         "Transmitted Copies" has the meaning set forth in Section 10.10.

         "Unissued Patents" has the meaning set forth in Section 3.14.7.

         "Year 2000 capabilities" has the meaning set forth in Section 3.14.11.

1.2 "Including" and other forms of such terms, with respect to any other matter or thing, shall be construed to mean "including but not limited to" such matter or thing.

1.3 All accounting terms not otherwise defined herein have the meaning assigned to them in accordance with GAAP (whether or not such is indicated).

                          ARTICLE II - THE ACQUISITION

2.1      SALE AND PURCHASE

         N2H2 offers and agrees to buy from each Shareholder and each Shareholder as beneficial owner, or in the case of Roar Investments as trustee for the beneficial owners, agrees to sell to N2H2 the Company Capital Stock listed against the Shareholder's name in Schedule 3.3(b) to the Disclosure
Memorandum:

         (a)      free from Encumbrances;

         (b) with all rights, including dividend and voting rights, attached or accrued to them on or after the date of this Agreement; and

         (c) with effect from the Closing Date.

2.2      THE CLOSING

         Subject to the satisfaction or waiver of the conditions set forth in Articles V and VI and the termination provisions of Article VIII, completion of the Acquisition pursuant to this Agreement (the "Closing") shall take place on the earliest practicable business day (the "Closing Date") at 10:00 a.m. local time at the offices of Lane Powell Spears Lubersky LLP, 1420 Fifth Avenue, 41st Floor, Seattle, Washington, or such other date, time or location as N2H2 and the Company shall agree.

2.3      CONSTITUTION OF THE COMPANY

         The Constitution of the Company, as in effect at the Closing Date, shall continue in effect as the Constitution of the Company immediately following Closing. Thereafter, the Constitution of the Company may be amended in accordance with its terms and as provided by law.

2.4      DIRECTORS AND SECRETARY

         2.4.1    NEW APPOINTMENTS

         At or before the Closing, the Shareholders must ensure directors of the Company cause the persons named in Schedule 2.4.1 (or any other persons notified in writing by N2H2 to the Shareholders prior to Closing) to be appointed as directors and/or secretary of the Company with effect from the Closing Date.

         2.4.2    RESIGNATIONS

         At or before the Closing, the Shareholders must ensure directors of the Company cause the resignation of each of the persons named in Schedule 2.4.2 as directors and secretary of the Company with effect from the Closing.

2.5      PURCHASE OF SHARES

         2.5.1    PURCHASE CONSIDERATION

         The Purchase Consideration for the Company Capital Stock is the issue by N2H2 of the New N2H2 Shares, to be credited as fully paid, in accordance with
Section 2.5.2.

         2.5.2    EXCHANGE RATIO

         At the Closing:

                  (a) N2H2 must issue to the Shareholders the number of shares of N2H2 Common Stock set forth below opposite their names:

        Shareholder                          Number of N2H2 Common Stock
        -----------                          ---------------------------
        Jason Alan Gomersall                                   284,327
        Bevan Andrew Slattery                                  284,327
        Lee Gomersall                                            9,911
        Roar Investments Pty Limited                           336,524
        Drives & Controls Services, Inc.                         9,911
                                                          ------------
                                                               925,000

                  (b) Notwithstanding the foregoing, ten percent (10%) of the shares of N2H2 Common Stock issued to the Shareholders pursuant to this Section
2.5.2 (the "Escrow Shares") shall be deposited in escrow with ChaseMellon Shareholder Services L.L.C. ("ChaseMellon" or the "Escrow Agent"), to be held and administered in accordance with an Escrow Agreement in substantially the same form attached hereto as Exhibit 2.5.2 (the "Escrow Agreement"), such Escrow Shares to be withheld and deducted, pro rata, from the shares of N2H2 Common Stock otherwise issued to each holder of Company Capital Stock at Closing. In addition, the remaining ninety percent (90%) of the shares of N2H2 Common Stock issued to Jason Gomersall and Bevan Slattery pursuant to this Section 2.5.2 shall be deposited in escrow with the Escrow Agent to be held and administered in accordance with escrow agreements in substantially the form attached hereto as Exhibits 2.5.2A and 2.5.2B (the "Gomersall Escrow Agreement" and the "Slattery Escrow Agreement," respectively.) At Closing, the Shareholders shall execute and deliver to the Escrow Agent duly executed stock powers in blank for their respective N2H2 Common Stock held pursuant to the Escrow Agreement, the Gomersall Escrow Agreement or the Slattery Escrow Agreement. Notwithstanding the escrow of the Escrow Shares, dividends or other distributions declared and paid on such shares shall continue to be paid by N2H2 to the stockholders and all voting rights with respect to such shares shall inure to the benefit of and be enjoyed by such stockholders. Any securities received by the Escrow Agent in respect of any Escrow Shares held in escrow as a result of any stock split or combination of shares of N2H2 Common Stock, payment of a stock dividend or other stock distribution in or on shares of N2H2 Common Stock, or change of N2H2 Common Stock into any other securities pursuant to or as a part of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of N2H2, or otherwise, shall be held by the Escrow Agent as, and shall be included within the definition of, Escrow Shares. Each share of N2H2 Common Stock issued hereunder shall further be subject to the indemnification obligations of Article IX hereto.

                  (c) If, prior to the Closing, N2H2 recapitalizes through split-up of its outstanding shares of capital stock into a greater number, or a combination of its outstanding shares of capital stock into a lesser number, reorganizes, reclassifies or otherwise changes its outstanding shares of capital stock into the same or a different number of shares of other classes of capital stock, or declares a dividend on its outstanding shares of capital stock payable in shares or securities convertible into shares, the number of shares of N2H2 Common Stock issuable pursuant to Sections 2.5.2(a) in exchange for the shares of Company Capital Stock, will be adjusted appropriately so as to maintain the proportionate interest of the holders of the Company Capital Stock, in the total number of shares of capital stock of N2H2.

                  (d) Each share of N2H2 Common Stock shall bear a restrictive legend as provided in Section 7.6

         2.5.3    EXCHANGE OF CERTIFICATES

         As soon as practicable after the Closing, ChaseMellon, as exchange agent, shall make available, and each Shareholder of the Company will be entitled to receive, in no event more than three business days after surrender to ChaseMellon of a letter of transmittal together with the certificates representing shares of Company Capital Stock for cancellation, certificates representing the number of shares of N2H2 Common Stock that such Shareholder is entitled to receive pursuant to Section 2.5.2 hereof; provided, however, that the certificates representing the Escrow Shares shall be retained by ChaseMellon in accordance with the Escrow Agreement. In the event that any certificates representing shares of Company Capital Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Shareholder claiming such certificate to be lost, stolen or destroyed, N2H2 shall issue in exchange for such lost, stolen or destroyed certificate the shares of N2H2 Common Stock that such Shareholder is entitled to receive pursuant to Section
2.5.2 hereof; provided, however, that N2H2 may in its discretion and as a condition precedent to the issuance thereof, require such Shareholder to provide N2H2 with an indemnity agreement against any claim that may be made against N2H2 with respect to the certificate alleged to have been lost, stolen or destroyed. The shares of N2H2 Common Stock that each Shareholder of the Company shall be entitled to receive pursuant to the Acquisition shall be deemed to have been issued at the Closing. No interest shall accrue on the Purchase Consideration. If the Purchase Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate or certificates representing shares of Company Capital Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the person requesting such exchange shall pay to N2H2 any transfer or other taxes required by reason of the payment of the Purchase Consideration to a person other than the registered holder of the certificate or certificates so surrendered, or shall establish to the satisfaction of N2H2 that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither N2H2 nor any other party hereto shall be liable to a holder of shares of Company Capital Stock for any Purchase Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

         2.5.4    NO FRACTIONAL SHARES

         No certificates or scrip representing fractional shares of N2H2 Common Stock shall be issued by virtue of the Acquisition, and no dividend, stock split or other distribution with respect to N2H2 Common Stock shall relate to any such fractional interest, and any such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu thereof, N2H2 shall pay to the holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of N2H2 Common Stock, as soon as practicable after the Closing (and in the same timely manner required for delivery of certificates of N2H2 Common Stock provided in Section 2.5.3), an amount in cash equal to such fraction multiplied by the closing price of N2H2 Common Stock as reported on the Nasdaq National Market on the trading day prior to the Closing Date.

2.6      SHAREHOLDER REPRESENTATIVE

         Each of the Shareholders hereby irrevocably authorizes and appoints Jason Gomersall (the "Shareholder Representative"), with full power of substitution and resubstitution, as his, her or its representative and true and lawful attorney-in-fact and agent to act in his, her or its name, place and stead and to execute in the name and on behalf of such Shareholder the Escrow Agreement and any other agreement, certificate, instrument or document to be delivered by the Shareholders in connection with the Escrow Agreement.

                 ARTICLE III - REPRESENTATIONS AND WARRANTIES OF
                                THE SHAREHOLDERS

         Except as is otherwise specifically set forth with appropriate Section references in the Disclosure Memorandum attached hereto as Exhibit 3 (the "Disclosure Memorandum"), and in order to induce N2H2 to enter into and perform this Agreement and the Operative Documents, the Shareholders severally in proportion to each Shareholder's Percentage Share, represent, warrant and covenant to N2H2 as of the date of this Agreement and as of the Closing Date as follows in this Article III.

3.1      ORGANIZATION

         The Company is a corporation duly organized, validly existing and in good standing under the laws of Queensland, Australia. The Company has all requisite corporate power and authority to own, operate and lease its properties and assets, to carry on its business as now conducted and as currently proposed to be conducted. The Company is duly qualified and licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the character of the Company's properties occupied, owned or held under lease or the nature of the business conducted by the Company makes such qualification or licensing necessary, except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect.

3.2      SHARE CAPITAL

         (a) The Company Common Stock (i) comprise the entire share capital of the Company; (ii) are fully paid; and (iii) were validly issued.

         (b) Each Shareholder has complete and unrestricted power and right to sell, assign and transfer the Company Common Stock set out against its name in
Schedule 3.3(b) to N2H2, and all record and beneficial interest therein to N2H2 at Closing free and clear of all Encumbrances .

         (c) The Shareholders are, and will be on the Closing Date, the registered and beneficial owners (or in the case of Roar Investments, the trustee for the beneficial owners) and holders of the Company Common Stock, free and clear of all Encumbrances.

         (d) There are no (i) securities convertible into Company Common Stock;
(ii) options or other entitlements (a) over the Company Common Stock; or (b) to have Company Common Stock issued; or (iii) restrictions (except as set forth in Schedule 3.2(d) of the Disclosure Memorandum) on the transfer of any Company Common Stock.

         (e) Each Shareholder (other than Drives & Controls Services, Inc.) is not a "U.S. Person" within the meaning of Regulation S of the Securities Act and as defined in Rule 902 of the Securities Act. Drives and Controls Services, Inc. is a U.S. person within the meaning of Regulation S.

         (f) Each Shareholder, either alone or with the assistance of the Shareholder's professional advisor, has such knowledge and experience in financial and business matters that the Shareholder is capable of evaluating the merits and risks of the prospective investment in N2H2 Common Stock.

         (g) Each Shareholder is an "accredited investor" as defined in Regulation D of the Securities Act of 1933 or is not a "U.S. Person" within the meaning of Regulation S of the Securities Act and as defined in Rule 902 of the Securities Act.

         (h) Each Shareholder has received and reviewed copies of the SEC Documents. Each Shareholder acknowledges and agrees that N2H2 has not and will not provide the Shareholder or any other party with a prospectus for use by the undersigned in selling N2H2 Common Stock.

         (i) Each Shareholder will not sell, transfer, or otherwise dispose of or make any offer or agreement relating to any of the foregoing with respect to, any shares of N2H2 Common Stock that the Shareholder may acquire pursuant to this Agreement, except: (i) in a transaction permitted pursuant to Rule 145 under the Securities Act; (ii) in a transaction otherwise exempt from the registration requirements of the Securities Act; or (iii) pursuant to a registration statement under the Securities Act.

3.3      CAPITALIZATION

         (a) Intentionally Omitted.

         (b) As of the date of this Agreement, the issued and outstanding capital stock of the Company consists solely of 29,999,999 shares of Company Common Stock, which are and as of the Closing will be held of record and, to the Knowledge of the Company, beneficially by the Shareholders as set forth on
Schedule 3.3(b) to the Disclosure Memorandum, or in the case of Roar Investments Pty Limited as trustee for the beneficial owners. The Company Common Stock is, and immediately prior to the Closing will be, duly authorized and validly issued, fully paid and nonassessable, and issued in compliance with all applicable Australian laws. To the Knowledge of the Shareholders and the Company, no Person other than the Shareholders holds any interest in any of the Company Common Stock. True and correct copies of the stock records of the Company, showing all issuances and transfers of shares of capital stock of the Company since inception, have been provided to N2H2 or its counsel.

         (c) As of the date of this Agreement, there are no outstanding rights of first refusal or offer, preemptive rights, options, warrants, conversion rights or other agreements, either directly or indirectly, for the purchase or acquisition from the Company or any Shareholder of any shares of Company Capital Stock or any securities convertible into or exchangeable for shares of Company Capital Stock, except as set forth in Schedule 3.3(c) of the Disclosure Memorandum.

         (d) Except as set forth in Schedule 3.3(d) to the Disclosure Memorandum, the Company is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any Persons that affects or relates to the voting or giving of written consents with respect to any securities of the Company or the voting by any director of the Company. Except as set forth in Schedule 3.3(d) to the Disclosure Memorandum, no Shareholder of the Company or any Affiliate thereof is indebted to the Company, and the Company is not indebted to any Shareholder of the Company or any Affiliate thereof. The Company is not under any contractual or other obligation to register any of its presently outstanding securities or any of its securities that may hereafter be issued.

3.4      SUBSIDIARIES AND AFFILIATES

         The Company does not own or control, and has not in the past owned or controlled, directly or indirectly, any corporation, partnership, limited liability company or other business entity. The Company does not own, directly or indirectly, any ownership, equity, or voting interest in, or otherwise control, any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest.

3.5      NO APPROVALS; NO CONFLICTS

         (a) The execution, delivery and performance by the Shareholders of this Agreement and the other Operative Documents to which the Shareholders are a party, the effectiveness of the Acquisition and the performance by the Company of its obligations pursuant to this Agreement and the other Operative Documents to which it is a party will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to the Shareholders or the Company, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, except (i) compliance with applicable securities laws, (ii) the filing of all documents necessary to consummate the Acquisition with the Australian Securities and Investments Commission, and (iii) as set forth on
Schedule 3.5(a) to the Disclosure Memorandum, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, or acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company is a party or by which it is bound or to which any assets of the Company are subject, (d) result in the creation of any Encumbrance upon any assets of the Company or the Company Common Stock, (e) conflict with or result in a breach of or constitute a default under any provision of the Constitution of the Company, or (f) invalidate or adversely affect any permit, license or authorization currently material to the conduct of the business of the Company.

           (b) Each Shareholder that is a corporate entity ("Corporate Shareholder") (i) is validly existing and in good standing; and (ii) has full authority and all necessary consents to enter into and perform this Agreement.

           (c) This Agreement and all other agreements contemplated by this Agreement will, when executed by the Shareholders, constitute binding obligations of the Shareholders in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

           (d) The execution, delivery and performance by the Corporate Shareholders of this Agreement will not (i) result in a breach of any provision of the constitution of a Corporate Shareholder; (ii) result in a breach of, or constitute a default under, any instrument to which a Corporate Shareholder is a party or by which a Corporate Shareholder is bound and which is material in the context of the transactions contemplated by this Agreement; or (iii) result in a breach of any order, judgment or decree of any court or governmental agency to which a

Corporate Shareholder is a party or by which a Corporate Shareholder is bound and which is material in the context of the transactions contemplated by this Agreement.

           (e) No (i) meeting has been convened, resolution proposed, petition presented or order made for the winding up of a Corporate Shareholder; (ii) receiver, receiver and manager, provisional liquidator, liquidator or other officer of the Court has been appointed in relation to all or any material asset of a Corporate Shareholder; or (iii) mortgagee or chargee has taken, attempted or indicated an intention to exercise its rights under any security of which a Corporate Shareholder is the mortgagor or chargor.

           (f) Each Corporate Shareholder (i) is not insolvent within the meaning of section 95A of the Corporations Law; (ii) has not stopped paying its debts as and when they fall due; or (iii) is not subject to voluntary administration under Part 5.3A of the Corporations Law.

3.6      FINANCIAL STATEMENTS

         The Company has delivered to N2H2 (a) audited balance sheets, and statements of income and expense of the Company as of or for the fiscal year ended June 30, 1999 and (b) an unaudited balance sheet (the "Company Balance Sheet"), and statement of income and expense of the Company as of and for the five-month period ended November 30, 1999. All the foregoing financial statements are herein referred to as the "Financial Statements." The Financial Statements have been prepared in accordance with GAAP on a basis consistent with prior accounting periods and fairly present the financial position, results of operations and changes in financial position of the Company as of the dates and for the periods indicated. The Company has no liabilities or obligations of any nature (absolute, contingent or otherwise) that are not fully reflected or reserved against in the Company Balance Sheet, except liabilities or obligations incurred since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice that would not individually or in the aggregate have a Company Material Adverse Effect. The Company maintains systems of accounting that are adequate for its business. The Company is not a guarantor, indemnitor, surety or other obligor of any indebtedness of any other Person. The Company has not capitalized software development costs.

3.7      ABSENCE OF CERTAIN CHANGES OR EVENTS

         Except for transactions specifically contemplated in this Agreement, since the date of the Company Balance Sheet ("Accounts Date"), neither the Company nor any of its officers or directors in their representative capacities on behalf of the Company have:

                  (a) taken any action or entered into or agreed to enter into any transaction, agreement or commitment other than in the ordinary course of business;

                  (b) forgiven or canceled any indebtedness or waived any claims or rights of material value (including, without limitation, any indebtedness owing by any Shareholder, officer, director, employee or affiliate of the Company);

                  (c) granted, other than in the ordinary course of business and consistent with past practice, any increase in the compensation of directors, officers, employees or consultants (including any such increase pursuant to any employment agreement or bonus, pension, profit-sharing, lease payment or other plan or commitment) or any increase in the compensation payable or to become payable to any director, officer, employee or consultant;

                  (d) suffered any change having a Company Material Adverse Effect;

                  (e) borrowed or agreed to borrow any funds, incurred or become subject to, whether directly or by way of assumption or guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise), except liabilities and obligations (i) that are incurred in the ordinary course of business and consistent with past practice or (ii) that would not be required to be reflected or reserved against in a balance sheet prepared in accordance with GAAP, or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

                  (f) paid, discharged or satisfied any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims, liabilities and obligations reflected or reserved against in the Company Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Company Balance Sheet, or prepaid any obligation having a fixed maturity of more than 90 days from the date such obligation as issued or incurred or as disclosed in Schedule 3.7(f) to the Disclosure Memorandum;

                  (g) knowingly permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge, except in the ordinary course of business and consistent with past practice;

                  (h) purchased or sold, transferred or otherwise disposed of any of its material properties or assets (real, personal or mixed, tangible or intangible);

                  (i) disposed of or permitted to lapse any rights to the use of any trademark, trade name, patent or copyright, or disposed of or disclosed to any Person without obtaining an appropriate confidentiality agreement from any such Person any trade secret, formula, process or know-how not theretofore a matter of public Knowledge;

                  (j) except as disclosed in Schedule 3.7(j) to the Disclosure Memorandum made any single capital expenditure or commitment in excess of $10,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures in excess of $20,000 for additions to property, plant, equipment or intangible capital assets;

                  (k) made any change in accounting methods or practices or internal control procedure;

                  (1) issued any capital stock or other securities, or declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock, or deemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company, or otherwise permitted the withdrawal by any of the holders of Company Capital Stock of any cash or other assets (real, personal or mixed, tangible or intangible), in compensation, indebtedness or otherwise, other than payments of compensation in the ordinary course of business and consistent with past practice;

                  (m) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to any of the Company's Shareholders, officers, directors or employees or any affiliate of any of the Company's Shareholders, officers, directors or employees, except compensation paid to officers and employees at rates not exceeding the rates of compensation paid during the fiscal year last ended and except for advances for travel and other business-related expenses; or

                  (n) agreed, whether in writing or otherwise, to take any action described in this Section 3.7.

3.8      TAXES

         (a) (i) All Tax Returns required to be filed by or on behalf of the Company have been filed on a timely basis with the appropriate governmental authority in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns were (at the time they were filed) true, correct and complete in all material respects; (ii) all Taxes of the Company (whether or not reflected on any Tax Return) have been fully and timely paid; (iii) no waivers of statutes of limitation have been given or requested with respect to the Company in connection with any Tax Returns covering the Company with respect to any Taxes payable by it; and (iv) no taxing authority in a jurisdiction where the Company does not file Tax Returns has made a claim, assertion, or threat to the Company that the Company is or may be subject to taxation by such jurisdiction; (v) the Company has duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate governmental authority all amounts required to be so withheld and paid over for all periods under all applicable laws; and no amounts have been or would be required to be withheld with respect to the lapse of restrictions on Company Capital Stock; (vi) there are no liens with respect to Taxes on any of the Company's property or assets other than liens for current Taxes not yet payable;
(vii) there are no Tax rulings, requests for rulings, or closing agreements relating to the Company which could affect the liability for Taxes or the amount of taxable income of the Company for any period (or portion of a period) after the date hereof; and (viii) any adjustment of Taxes of the Company made by a Taxation authority in any examination which is required to be reported to the appropriate state, local or foreign taxing authorities has been reported, and any additional Taxes due with respect hereto have been paid.

         (b) There is no dispute or claim concerning any Tax liability of the Company either (i) claimed or raised by any authority in writing or (ii) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company have Knowledge based on contact or correspondence with any agent of such authority (except as disclosed on

Schedule 3.8(b) to the Disclosure Memorandum). Schedule 3.8 to the Disclosure Memorandum lists all Tax Returns filed with respect to the Company for taxable periods ended on or after the Company's incorporation or the incorporation of any predecessor that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to N2H2 correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since the Company's inception.

         (c) The Company has complied with any applicable obligation to register for the purposes of any purchase, value added, sales or other similar Tax in any part of the world and has complied in all material respects with its obligations under any Tax law relating to such Tax.

         (d) The Company books and records contain all material information and records pertaining to 1997 income Tax year onwards (including copies of any lodged Tax Returns) along with schedule 25A and franking accounts that have been maintained for the Company.

         (e) Except as set forth on Schedule 3.8(e) to the Disclosure Memorandum, for the period (i) up to the Accounts Date, there is no liability to Tax in excess of the Tax already assessed and paid by the Company; and (ii) after the Accounts Date, the only liabilities for Tax of the Company that have arisen or may arise on or before the Closing Date are, or will be, liabilities arising out of the normal business and trading activities of the Company.

         (f) The Company (i) is not involved in any audit of any of its Tax Returns or any dispute with the Commissioner of Taxation of the Commonwealth of Australia or any other Federal, State or municipal body or authority responsible for the collection of Tax or duty and no Shareholder is aware of any circumstances which may give rise to such an audit or dispute; (ii) has not entered into or been a party to any transaction which contravenes the anti-avoidance provisions of any Tax law including the 1936 Tax Act and the 1997 Tax Act; (iii) has not taken any action which has or might alter or prejudice any arrangement, agreement or Tax ruling which has previously been negotiated with or obtained from any Taxation authority; and (iv) has not made any income Tax private binding ruling requests, objections or amended assessments with respect to its lodged income Tax Returns.

         (g) All documents (i) which are necessary to establish the title of the Company to an asset have had stamp duty or other Taxes of a similar nature paid in full in accordance with all applicable laws; (ii) required to be created by the Company under a law relating to stamp duty or a Tax of a similar nature have been created and have had stamp duty or other Taxes of a similar nature paid in full in accordance with all applicable laws.

         (h) The Company records contain all material information pertaining to the amounts of prior year income Tax and carry forward losses, as allowed under the 1936 Tax Act, for each income Tax year after 1 July 1997 for the Company.

         (i) Nothing has occurred to cause the disallowance of deductions for prior year losses for income Tax purposes (including in particular capital and revenue losses) as allowed under the 1936 Tax Act or 1997 Tax Act as at the Closing Date or the deduction of losses incurred since the date of this Agreement (other than a transfer of shares as contemplated by this Agreement).

         (j) Except as set out in Schedule 3.8 of the Disclosure Memorandum, no asset of the Company has, prior to the completion of this Agreement, been the subject of a claim for roll-over relief under Part IIIA of the 1936 Tax Act.

         (k) To the extent that Division 20 of Part IIIA of the 1936 Tax Act has been applied, the Shareholders will provide to N2H2, at the date of this Agreement, the market value of the assets (as that term is used in the 1936 Tax
Act), to which Division 20 of Part IIIA of the 1936 Tax Act applies, at the time that Division 20 applied.

         (l) The Company has (i) maintained sufficient Tax depreciation schedules and sufficient Tax building allowance schedules of its assets; (ii) maintained accurate cost bases of those assets for Tax purposes; and (iii) provided to N2H2 all material information relevant to the matters referred in Sections 3.8(l)(i) and (ii) above.

         (m) No dividend has been paid by the Company (i) in respect of which the required franking amount (as provided for in section 160AQE of the 1936 Tax
Act) has exceeded the franked amount (as defined in section 160APA of the 1936 Tax Act) of the dividend; or (ii) which has been franked with franking credits or exempting credits (whichever is applicable) in excess of the required franking amount; (iii) which would result in the Company being liable to pay franking deficit Tax or additional Tax under the 1936 Tax Act, and (iv) in respect of which the required franking amount (as provided for in section 160AQE of the 1936 Tax Act) was less than the franked amount (as defined in section 160APA of the 1936 Tax Act) of the dividend; or (v) which has been franked with franking credits or exempting credits (whichever is applicable) in excess of the required franking amount.

         (n) No asset of the Company has been the subject to (i) a claim for rollover relief under Part IIIA of the 1936 Tax Act; or (ii) the operation of section 160ZZS of the 1936 Tax Act.

         (o) All deductions for research and development expenditure, as allowed under the 1936 Tax Act, made by the Company in any income Tax Returns referred to under Section 3.8(b) are supported by the following (i) registration with the Industry Research and Development Board within the required statutory requirements on companies making such claims; (ii) the maintenance of an annual register with the Industry Research and Development Board; and (iii) approvals by the Industry Research and Development Board.

         (p) The Shareholders have provided to N2H2 all information or details relevant to any deductions claimed in accordance with Section 3.8(o).

         (q) To the Shareholders' and the Company's Knowledge, no event has occurred which has prevented or could prevent the Company obtaining the benefit of any future income Tax benefit provided for in the Financial Statements.

3.9      PROPERTY

         (a) The Company owns no real property other than the leasehold interests described on Schedule 3.9(a) to the Disclosure Memorandum, which contains a complete and accurate list of all real property owned, leased or currently being used by the Company (the "Real Property"). The Company has delivered to N2H2 or its counsel true and complete copies of all written leases, subleases, rental agreements, contracts of sale, tenancies or licenses relating to the Real Property and written summaries of the terms of any oral leases, subleases, rental agreements, contracts of sale, tenancies or licenses to which the Real Property is subject.

         (b) Schedule 3.9(b) to the Disclosure Memorandum contains a complete and accurate list of each item of personal property having a current value in excess of $5,000 which is owned, leased, rented or used by the Company (the "Personal Property"); provided that such list need not describe the Third Party Technology or the Intellectual Property Rights listed on Schedules 3.14.2 and
3.14.4 to the Disclosure Memorandum. The Company has delivered to N2H2 true and complete copies of all leases, subleases, rental agreements, contracts of sale, tenancies or licenses to which the Personal Property is subject.

         (c) The Real Property and the Personal Property include all the properties and assets (whether real, personal or mixed, tangible or intangible) (other than, in the case of the Personal Property, property rights with an individual current value of less than $5,000 and the Technology and Intellectual Property Rights) reflected in the Company Balance Sheet (except for such properties or assets sold since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice) and all the properties and assets purchased by the Company since the date of the Company Balance Sheet (other than, in the case of the Personal Property, property rights with an individual value of less than $5,000 and the Company Technology and the Intellectual Property Rights). The Real Property and the Personal Property include all material property used in the business of the Company, other than the Company Technology and Intellectual Property Rights. The Company's offices and other structures and its Personal Property are of a quality consistent with industry standards, are in good operating condition and repair, normal wear and tear excepted, are adequate for the uses to which they are being put, and, to the Company's Knowledge, comply in all material respects with applicable safety and other laws and regulations.

         (d) The Company's leasehold interest in each parcel of the Real Property is free and clear of all Encumbrances except for Encumbrances related to Taxes not yet due and payable. Each lease of any portion of the Real Property is valid, binding and enforceable in accordance with its terms against the parties thereto and, to the Company's Knowledge, any other Person with an interest in such Real Property, the Company has performed in all material respects all obligations imposed upon it thereunder, and neither the Company nor, to the Company's Knowledge, any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder by the Company or, to the Company's Knowledge, by any other party. The Company has not granted any lease, sublease, tenancy or license of, or entered into any rental agreement or contract of sale with respect to, any portion of the Real Property.

         (e) The Personal Property is free and clear of all Encumbrances (except as reflected in the Company Financial Statements, except for Encumbrances created by the Lessors thereof, and except for Encumbrances related to Taxes not yet due and payable by the Company, and, other than leased Personal Property which is so noted on the list supplied pursuant to Section 3.9(b) hereof, the Company owns such Personal Property. Each lease, license, rental agreement, contract of sale or other agreement to which the Personal Property is subject is valid, binding and enforceable in accordance with its terms against the parties thereto, the Company has performed in all material respects all obligations imposed upon it thereunder, and neither the Company nor, to the Company's Knowledge, any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default by the Company or, to the Company's Knowledge, any other party thereunder. The Company has not granted any lease, sublease, tenancy or license of any portion of the Personal Property, except in the ordinary course of business.

3.10     CONTRACTS

         Schedule 3.10 to the Disclosure Memorandum contains a complete and accurate list (other than the Intellectual Property Rights listed on Schedule
3.14 to the Disclosure Memorandum) of all contracts, agreements and understandings, oral or written, to which the Company is currently a party or by which the Company is currently bound providing for potential payments by or to the Company in excess of $10,000, including, without limitation, security agreements, license agreements, software development agreements, distribution agreements, joint venture agreements, reseller agreements, credit agreements and instruments relating to the borrowing of money. All contracts set forth on
Schedule 3.10 are valid, binding and enforceable in accordance with their terms against the Company and, to the Shareholders' and the Company's Knowledge, each other party thereto, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally,
(b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities, and are in full force and effect, the Company has performed in all material respects all obligations imposed on it thereunder, and neither the Company or, to the Shareholders' and the Company's Knowledge, any other party thereto is in default thereunder, nor to the Shareholders' and the Company's Knowledge is there any event which with notice or lapse of time, or both, would constitute a default by the Company or, to the Shareholders' and the Company's Knowledge, any other party thereunder. True and complete copies of each such written contract (or written summaries of the terms of any such oral contract) have been delivered to N2H2 by the Company. Except as set forth on Schedule 3.10, the Company has no:

         (a) contracts with directors, officers, stockholders, employees, agents, consultants, advisors, salespeople, sales representatives, distributors or dealers that cannot be canceled by the Company within 30 days' notice without liability, penalty or premium, any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings, or any compensation agreement or arrangement affecting or relating to former employees of the Company;

         (b) employment agreement, whether express or implied, or any other agreement for services that contains severance or termination pay liabilities or obligations;

         (c) noncompetition agreement or other arrangement that would prevent the Company from carrying on its business anywhere in the world;

         (d) notice that any party to a contract listed on Schedule 3.10 intends to cancel, terminate or refuse to renew such contract (if such contract is renewable);

         (e) material dispute with any of its suppliers, customers, distributors, OEM resellers, licensors or licensees;

         (f) product distribution agreement, development agreement, or license agreement as licensor or licensee (except for standard nonexclusive software licenses granted to end-user customers in the ordinary course of business the form of which has been provided to N2H2 or standard licenses purchased by the Company for off-the-shelf software);

         (g) joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons; and

         (h) instrument evidencing indebtedness for borrowed money by way of a direct loan, sale of debt securities, purchase money obligation, conditional sale or guarantee, or otherwise, except for trade indebtedness incurred in the ordinary course of business, and except as disclosed in the Financial Statements.

3.11     CLAIMS AND LEGAL PROCEEDINGS

         There are no claims, actions, suits, arbitrations, investigations or proceedings pending or involving or, to the Shareholders' and the Company's Knowledge, threatened against the Company before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person. To the Shareholders' and the Company's Knowledge, there is no valid basis for any claim, action, suit, arbitration, proceeding or investigation before or by any Person which could reasonably be expected to have a Company Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party. No material disputes have been settled or resolved by litigation or arbitration since the Company's inception.

3.12     LABOR AND EMPLOYMENT MATTERS

         3.12.1   EMPLOYEES

         There are no material labor disputes, employee grievances or disciplinary actions pending or, to the Shareholders' and the Company's Knowledge, threatened against or involving the Company or any of its present or former employees. The Company has complied with all applicable provisions of law relating to employment and employment practices, terms and conditions of employment, wages and hours. The Company is not engaged in any unfair labor practice and has no liability for any arrears of wages or Taxes or penalties or failure to comply with any such provisions of law. There is no coordinated labor strike, dispute, slowdown or stoppage involving more than one employee pending or, to the Company's Knowledge, threatened against or affecting the Company, and the Company has not experienced any coordinated work stoppage involving more than one employee or other labor difficulty since its incorporation. No collective bargaining agreement is binding on the Company. The Company has no Knowledge of any organizational efforts presently being made or threatened by or on behalf of any labor union with respect to employees of the Company. Each employee, officer and consultant of the Company has executed a nondisclosure agreement in the form provided to N2H2. To the Company's Knowledge, no employee (or person performing similar functions) of the Company is in violation of any such agreement or my employment agreement, noncompetition agreement, patent disclosure agreement, invention assignment agreement, proprietary information agreement or other contract or agreement relating to the relationship of such employee with the Company or any other party. The Company has previously provided N2H2 with (a) the names and current compensation amounts of all directors and officers of the Company; (b) the wage rates for nonsalaried and nonofficer salaried employees of the Company by classification, and all labor union contracts (if any); and (c) the names and current compensation packages of all independent contractors and consultants of the Company. The Company is not in default with respect to any of its obligations referred to in clause (b) above and has no obligation or liability for severance or back pay owed through or by virtue of the Acquisition. Except as disclosed on Schedule 3.12, no employees of the Company other than Jason Gomersall and Bevan Slattery, have any employment contract or other right to continued employment with the Company and their employment may be terminated at any time without cause and without any severance or other payment by the Company, except as required under applicable law.

         3.12.2   APPLICABLE INSTRUMENTS

         Except as set out in Schedule 3.12.2 to the Disclosure Memorandum:

         (a) there are no awards, enterprise agreements or other instruments made or approved under law which apply to employees of the Company;

         (b) there are no contracts, arrangements or understandings in place which apply to any or all Company employees and provide for terms or conditions of employment above those specified in any award, enterprise agreement or other instrument made or approved under any law;

         (c) there are no contracts, arrangements or understandings with any employees of the Company who are not covered by any award, enterprise agreement or other instrument made or approved under any law; and

         (d) there are no contracts, arrangements or understandings with independent contractors of the Company.

3.13     EMPLOYEE BENEFIT PLANS AND SUPERANNUATION

         3.13.1   EMPLOYEE BENEFIT PLAN LISTING

         The Company, except in accordance with statutory obligations under applicable laws or as disclosed on Schedule 3.13.1 to the Disclosure Memorandum, has no retirement, pension, profit sharing, deferred compensation, savings, bonus, medical, insurance, sick pay, holiday, vacation, severance, stock option, fringe benefit and other employee benefit plans, funds, policies or practices benefiting any current or former officer, employee, director or independent contractor of the Company, or (b) with respect to which the Company has (or could have) any obligation or liability (such plans, funds, and arrangements are hereinafter referred to collectively as "Employee Benefit Plans" and each individually as an "Employee Benefit Plan").

         3.13.2   POST-TERMINATION WELFARE BENEFITS

         Neither the Company nor any Employee Benefit Plan provides or has any obligation to provide (or contribute toward the cost of) health, severance or any other welfare benefits with respect to any current or former officer, employee, agent, director or independent contractor of the Company or any other entity beyond such individual's retirement or other termination of service, other than as required by Australian law.

         3.13.3   PAYMENTS RESULTING FROM TRANSACTIONS

         Except as set forth in Schedule 3.13.3 of the Disclosure Memorandum and except for the Consulting Agreement described in Section 5.5, neither the execution and delivery of this Agreement or any of the other Operative Documents nor the consummation of the transactions contemplated in (or by) this Agreement or any of the other Operative Documents will (a) entitle any current or former officer, employee, agent, director or independent contractor of the Company to severance pay, unemployment compensation or any other payment from the Company or any other Person, or otherwise increase the amount of compensation due to any such individual, or (b) result in any benefit or right becoming established or increased, or accelerate the time of payment or vesting of any benefit, under any be required to trigger any of the items specified in (a) or (b) above.

         3.13.4   SUPERANNUATION

         Except for its commitment to contribute to the Fund, the Company does not contribute to, or have any obligation, liability or duty to make any payment to any person in respect of, any Superannuation Arrangements.

         The Company has complied with all of its obligations, duties and liabilities under all of its Superannuation Arrangements and (without limitation) under the governing rules of the Fund, including making all contributions to the Fund required to be made under its rules and under any applicable law.

3.14     INTELLECTUAL PROPERTY

         3.14.1   GENERAL

         The Company (i) owns free and clear of any Encumbrance all right, title and interest in and to the Company Technology, including all Intellectual Property Rights therein and thereto, and (ii) has sufficient rights, including licenses under Intellectual Property Rights, in all Third Party Technology that is used to conduct its business as currently conducted. The Company Technology includes without limitation the items listed on Schedule 3.14.1 to the Disclosure Memorandum.

         3.14.2   THIRD PARTY TECHNOLOGY

         Schedule 3.14.2 to the Disclosure Memorandum sets forth a list of all Third Party Technology and all license agreements or other contracts pursuant to which the Company has the right to use (in the manner used by the Company, or intended or necessary for use with the Company Technology) the Third Party Technology (the "Third Party Licenses"), indicating, with respect to each of the Third Party Technologies listed therein, the licensor thereof and the Third Party License applicable hereto. The Company has the lawful right to use (free of any material restriction not expressly set forth in the Third Party Licenses)
(a) all Third Party Technology that is incorporated in or used in the development or production of the Company Technology, and (b) all other Third Party Technology necessary for the conduct of the Company's business as now conducted. All Third Party Licenses are valid, binding and in full force and effect, the Company and, each other party thereto have performed in all material aspects their obligations thereunder, and neither the Company nor any other party thereto is in default thereunder, nor to the Shareholders and the Company's Knowledge, has there occurred any event or circumstance which with notice or lapse of time or both would constitute a default or event of default on the part of the Company or any other party thereto or give to any other party hereto the right to terminate or modify any Third Party License. The Company has not received notice that any party to any Third Party License intends to cancel, terminate or refuse to renew (if renewable) such Third Party License or to exercise or decline to exercise any option or right thereunder.

         3.14.3   TRADEMARKS

         Schedule 3.14.3 and Schedule 3.14.10 to the Disclosure Memorandum sets forth a list of all of the Company's trademarks, trade names, business names, service marks, or logos for the products used by the Company in its business (the "Marks"). The Company has full legal and beneficial ownership, free and clear of any Encumbrances, of all rights conferred by use of the Marks in connection with the Company's products or otherwise in the Company's business.

         3.14.4   INTELLECTUAL PROPERTY REGISTRATIONS

         Schedule 3.14.4 to the Disclosure Memorandum sets forth all patents, patent applications, copyright registrations (and applications therefor) and trademark registrations (and applications therefor) (collectively, the "IP Registrations") associated with the Company Technology and the

Marks. The Company owns all right, title and interest, free and clear of any Encumbrances, in and to the IP Registrations.

         3.14.5   MAINTENANCE OF RIGHTS

         The Company has not conducted its business, and has not used or enforced (or, to its Knowledge, failed to use or enforce) Intellectual Property Rights in and to Company Technology, in a manner that would result in the abandonment, cancellation or unenforceability of any item of such Intellectual Property Rights or the IP Registrations, and the Company has not taken (or, to its Knowledge, failed to take) any action that would result in the forfeiture or relinquishment of any such Intellectual Property Rights or the IP Registrations, in each case where such abandonment, cancellation, unenforceability, forfeiture or relinquishment would have a Company Material Adverse Effect. The Company has not granted to any third party any rights or permissions to use any of the Technology-Related Assets or the Intellectual Property Rights therein and thereto. To the Company's Knowledge, except pursuant to reasonably prudent safeguards, (a) no third party has received from or through the Company any confidential information relating to the Technology-Related Assets or the Intellectual Property Rights therein and thereto, and (b) the Company is not under any contractual or other obligation to disclose to any third party any Company Technology.

         3.14.6   THIRD PARTY INFRINGEMENT

         To the Company's Knowledge, no other person or entity is infringing or misappropriating any part of the Intellectual Property Rights in and to the Company Technology or otherwise making any unauthorized use of the Company Technology.

         3.14.7 INFRINGEMENT BY THE COMPANY; VALIDITY OF INTELLECTUAL PROPERTY RIGHTS

         As to patents not issued on or prior to the Closing Date ("Unissued Patents"), the use of any of the Company Technology and/or the Marks in the Company's business does not infringe or violate any Intellectual Property Right held by any other person or entity, and there have been no claims made with respect thereto. The Company has not received any notice or claim (whether written, oral or otherwise) (a) regarding any infringement, misappropriation, misuse, abuse or other interference with any third party Intellectual Property Rights by the Company, the Technology-Related Assets or the Marks or claiming that any other entity has any claim of infringement with respect thereto, (b) challenging the Company's ownership or rights in the Company Technology or the Intellectual Property Rights therein or thereto or claiming that any other person or entity has any legal or beneficial ownership with respect thereto or
(c) challenging the validity or enforceability of any IP Registrations or any of the Intellectual Property rights in and to the Company Technology. To Company's Knowledge, the Company Technology does not infringe any Unissued Patents.

         3.14.8   CONFIDENTIALITY

         (a) The Company has not disclosed any source code regarding the Company Technology to any person or entity other than an employee of the Company or under a written nondisclosure agreement; (b) the Company has at all times maintained and diligently enforced commercially reasonable procedures to protect all confidential information relating to the Technology-Related Assets; (c) neither the Company nor any escrow agent is under any contractual or other obligation to disclose the source code or any other proprietary information included in or relating to the Technology Related-Assets; and (d) the Company has not deposited any source code relating to the Technology-Related Assets into any source code escrows or similar arrangements.

         3.14.9   WARRANTY AGAINST DEFECTS

         Except as set forth in Schedule 3.14.9 to the Disclosure Memorandum, the Technology-Related Assets are free from known material defects and substantially conform to the applicable specifications, documentation and samples of such Technology-Related Assets.

         3.14.10  DOMAIN NAMES

         Schedule 3.14.10 sets forth a list of all Domain Names. The Company has, and after the Closing the Company will have, a valid registration and all material rights (free of any material restriction) in and to the Domain Names, including, without limitation, all rights necessary to continue to conduct the Company's business as it is currently conducted.

         3.14.11  YEAR 2000

         The Software will accurately process date data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including, without limitation, leap year calculations, without a material decrease in the functionality of the Software. The Software is designed to be used prior to, during and after the calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. Without limiting the generality of the foregoing, the Software (a) will not normally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century; (b) has been designed to ensure year 2000 compatibility, including, but not limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century; and (c) includes "Year 2000 capabilities," meaning that the Software (i) will manage and manipulate data involving dates, including single century formulas and multicentury formulas, and will not cause an normally ending scenario within the application or generate incorrect values or valid results involving such dates;
(ii) provides that all date-related user interface functionalities and data fields include the indication of century; and (iii) provides that all date-related data interface functionalities include the indication of century. The foregoing warranty shall not apply to the extent the nonconformance is caused by the failure of any other software or hardware (other than the Third Party Technology) with which the Company Technology is used to have Year 2000 Capabilities and the noncompliance would not have occurred but for such failure.

3.15     CORPORATE BOOKS AND RECORDS

         The Company has furnished to N2H2 or its representatives for their examination true and complete copies of (a) the Constitution of the Company as currently in effect, including all amendments thereto through the date of this Agreement, (b) the minute books of the Company, and (c) the stock transfer books of the Company. Such minutes reflect all meetings of the Company's Shareholders, Board of Directors and any committees thereof since the Company's inception, and such minutes accurately reflect in all material respects the events of and actions taken at such meetings. Such stock transfer books accurately reflect all issuances and transfers of shares of capital stock of the Company since its incorporation.

3.16     LICENSES, PERMITS, AUTHORIZATIONS, ETC.

         The Company has received all currently required governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state, local or foreign, the failure to obtain of which would have a Company Material Adverse Effect. The Company has not received any notifications of any asserted present failure by it to have obtained any such governmental approval, authorization, consent, license, order, registration or permit, or past and unremedied failure to obtain such items.

3.17     COMPLIANCE WITH LAWS

         The Company is in compliance with all federal, state, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to it, to its employees or to the Real Property and the Personal Property, including, without limitation, all such laws, rules, regulations, ordinances, decrees and orders relating to intellectual property protection, anti-competition matters, consumer protection, currency exchange, environmental protection, equal employment opportunity, health and occupational safety, pension and employee benefit matters, securities and investor protection matters, labor and employment matters and trading-with-the-enemy matters. The Company has not received any notification of any asserted present or past unremedied failure by the Company to comply with any of such laws, rules, ordinances, decrees or orders.

3.18     INSURANCE

         Schedule 3.18 to the Disclosure Memorandum sets forth a true and correct list of all insurance policies maintained by the Company. All insurance policies of the Company are in full force and effect, all premiums with respect thereto covering all periods up to and including the date this representation is made have been paid, and no notice of cancellation or termination has been received with respect to any such policy or binder. Such policies or binders are sufficient for compliance with all requirements of law currently applicable to the Company and of all agreements to which the Company is a party, will remain in full force and effect through the respective expiration dates of such policies or binders without the payment of additional premiums, and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

3.19     BROKERS OR FINDERS

         The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Acquisition, this Agreement or any transaction contemplated hereby.

3.20     ABSENCE OF QUESTIONABLE PAYMENTS

         Neither the Company nor any director, officer, agent, employee or other Person acting on behalf of the Company has used any Company funds for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to domestic or foreign government officials or others. The Company has reasonable financial controls to prevent such improper or unlawful contributions, payments, gifts, entertainment or expenditures. Neither the Company nor any current director, officer, agent, employee or other Person acting on behalf of the Company has accepted or received any improper or unlawful contributions, payments, gifts or expenditures.

3.21     BANK ACCOUNTS

         Schedule 3.21 to the Disclosure Memorandum sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

3.22     INSIDER INTERESTS

         Except as set forth on Schedule 3.22 to the Disclosure Memorandum, no Shareholder officer, director or employee of the Company has any interest (other than as a Shareholder of the Company) (a) in any Real Property, Personal Property, Company Technology or Intellectual Property Rights used in or directly pertaining to the business of the Company, including, without limitation, inventions, patents, trademarks or trade names, or (b) in any agreement, contract, arrangement or obligation relating to the Company, its present or prospective business or its operations. Except as set forth on Schedule 3.22, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, Shareholders, affiliates or any affiliate thereof. The Company and its officers and directors have no interest, either directly or indirectly, in any entity, including, without limitation, any corporation, partnership, joint venture, proprietorship, firm, licensee, business or association (whether as an employee, officer, director, Shareholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently (i) provides any services, produces and/or sells any products or product lines, or engages in any activity that is the same, similar to or competitive with any activity or business in which the Company is now engaged or proposes to engage; (ii) is a supplier, customer or creditor; or
(iii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company or any property, real or personal, tangible or intangible, that is necessary or desirable for the present or currently anticipated future conduct of the Company's business.

3.23     COMPLIANCE WITH ENVIRONMENTAL LAWS

         Neither the Company nor, to the Company's Knowledge, any other Person (including, without limitation, any previous owner, lessee or sublessee) has treated, stored or disposed of any material amounts of petroleum products, hazardous waste, hazardous substances, pollutants or contaminants on the Real Property, or any real property previously owned, leased, subleased or used by the Company in the operation of its business, in violation of any applicable foreign, federal, state or local statutes, regulations or ordinances, or common law, in each case as in existence at or prior to the Closing. To the Company's Knowledge, there have been no releases of any material amounts of petroleum, petroleum products, hazardous waste, hazardous substances, pollutants or contaminants on, at or from any assets or properties, including, without limitation, the Real Property, owned, leased, subleased or used by the Company in the operation of its business during the time such assets or properties were owned, leased, subleased or used by the Company (or, to the Company's Knowledge, prior to such time), including, without limitation, any releases of any material amounts of petroleum, petroleum products, hazardous waste, hazardous substances, pollutants or contaminants in violation of any law.

3.24     INFORMATION SUPPLIED BY THE COMPANY

         None of the information supplied or to be supplied by the Company for inclusion in the notices to be delivered to its Shareholders in connection with any written consent by or meeting of such Shareholders (collectively, "Shareholder Materials"), at the date on which such information was supplied prior to the time the Company's Shareholders were requested to approve the Acquisition, contained or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the Company makes no representations or warranties regarding information furnished by or related to N2H2.

3.25     FULL DISCLOSURE

         None of the representations or warranties made by the Company in this Agreement (including the Financial Statements and the Disclosure Memorandum, and any exhibits hereto and thereto), when taken together, contains as of the date of this Agreement any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

3.26     HART-SCOTT-RODINO

         The Company's "ultimate parent entity" as that term is defined under the rules and regulations promulgated under the Hart-Scott-Rodino Act has less than $100 million in "net sales" and less than $100 million in "total assets" as such terms are defined under the Hart-Scott-Rodino Act.

3.27     COMPUTER SYSTEMS AND SOFTWARE

         (a) All the computers and computer systems owned or used by the Company
(i) are in full operating order and are fulfilling the purposes for which they were acquired or established in an efficient manner without material downtime or errors; (ii) have adequate capacity for the Company's present needs;(iii) have adequate security, back-ups, hardware and software support and maintenance and trained personnel to ensure so far as is reasonable (a) that breaches of security, errors and breakdowns are kept to a minimum; and (b) that to the Knowledge of the Shareholders and the Company there are no circumstances which would lead to material disruption to the business of the Company or any material part of the business in the event of a breach of security, error or breakdown;
(iv) are properly documented so as to enable them to be used and operated by any reasonably qualified personnel; and (v) are owned and under the sole control of the Company, are located in premises (except as disclosed in Schedule 3.27 to the Disclosure Memorandum) occupied by the Company, are not shared with or used by or on behalf of or accessible by any other person.

         (b) All records and data stored by electronic means are capable of ready access through the present computer systems of the Company.

         (c) No person, other than employees or agents of the Company, is in a position, by virtue of his or her rights in, knowledge of or access to any of the computer systems used by the Company or any part of them (including Software) to (i) prevent or impair the proper and efficient functioning of the computer systems or to demand any payment in excess of any current licence fee or in excess of reasonable remuneration for services rendered; or (ii) impose any onerous condition, in order to preserve the proper and efficient functioning of the computer systems in the future.

         (d) All software used on the computers used by the Company (i) performs efficiently in accordance with its specification and to the Knowledge of the Shareholders and the Company does not contain any defect or feature which may adversely affect its performance; and (ii) as to the copyright in the software or source code: (a) in the case of software written or commissioned by the Company, is owned exclusively by the Company, and no other person has rights in or rights to use that software or source code or copies of that software or source code; (b) in the case of standard packaged software purchased outright, is licensed to the Company on an express or implied licence which does not require the Company to make any further payments, is not terminable without the consent of the Company and imposes no material restrictions on the use or transfer of the software; and (c) in the case of all other software, is licensed to the Company on the terms of a valid written licence which requires payment by the Company of a fixed annual licence fee at a rate not exceeding that paid in the previous financial year, and (except for reasonable fees for software support) requires the Company to make no further or other payment, is not terminable (except for failure to pay the licence fee) without the consent of the Company and imposes no material restrictions on the use or transfer of the software.

3.28     TRADE PRACTICES

         Neither the Company nor any of its officers or employees has committed or omitted to do any act or thing the commission or omission of which is a contravention of the Trade Practices Act 1974 (Cth), Fair Trading Act 1989 (Qld) or like legislation in any other state or territories of Australia.

                   ARTICLE IV - REPRESENTATIONS AND WARRANTIES
                                     OF N2H2

         In order to induce the Shareholders to enter into and perform this Agreement and the other Operative Documents, N2H2 represents and warrants to the Shareholders as follows in this Article IV:

4.1      ORGANIZATION

         N2H2 is a corporation duly organized validity existing and in good standing under the laws of the state of Washington. N2H2 has all requisite corporate power and authority to own, operate and lease its respective properties and assets, to carry on its respective business as now conducted, and as proposed to be conducted and to enter into and perform its obligations under this Agreement and the other applicable Operative Documents to which N2H2 is a party, and to consummate the transactions contemplated hereby and thereby. N2H2 is duly qualified and licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the character of properties occupied, owned or held under lease by N2H2, as applicable, or the nature of the business conducted by N2H2 makes such qualification or licensing necessary, except where the failure to be so qualified or in good standing would not have N2H2 Material Adverse Effect. N2H2 has full corporate power and authority to execute, deliver and perform this Agreement and the other Operative Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby.

4.2      ENFORCEABILITY

         N2H2 has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party and each of the certificates, instruments and documents executed or delivered by them pursuant to the terms of this Agreement. All corporate action on the part of N2H2 and its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the other applicable Operative Documents to which N2H2 is a party, the consummation of the Acquisition and the performance of all of its respective obligations under this Agreement and the other applicable Operative Documents to which N2H2 is a party has been taken or will be taken prior to Closing. This Agreement has been, and each of the other Operative Documents) which N2H2 is a party will have been at the Closing, duly executed and delivered by N2H2, and this Agreement is, and each of the other Operative documents to which N2H2 is a party will be at the Closing, a legal, valid and binding obligation of N2H2, enforceable against N2H2 in accordance with its terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

4.3      SECURITIES

         The N2H2 Common Stock to be issued pursuant to this Agreement has been, or will be prior to the Closing, duly authorized for issuance, and such N2H2 Common Stock, when issued and delivered to the Shareholders pursuant to this Agreement, shall be validly issued, fully paid and nonassessable.

4.4      NO APPROVALS OR NOTICES REQUIRED; NO CONFLICTS WITH INSTRUMENTS

         The execution, delivery and performance of this Agreement and the other Operative Documents by N2H2 and the consummation by them of the transactions contemplated hereby and thereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law applicable to N2H2; (b) require any consent, approval or authorization of any Person, except compliance with applicable securities laws and the filing of all documents necessary to consummate the Acquisition with the Australian Securities and Investments Commission (all such consents, approvals or authorizations to be duly obtained at or prior to the Closing); (c) result in a default (with or without the giving of notice or lapse of time, or both) under, or acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which N2H2 is a party or by which it is bound or to which any assets of N2H2 are subject; or (d) conflict with or result in a breach of or constitute a default under any provision of the Certificate of Incorporation or Bylaws of N2H2.

4.5      CAPITALIZATION

         The authorized capital stock of N2H2 consists of 250,000,000 shares of N2H2 Common Stock of which 21,174,022 shares were issued and outstanding as of January 14, 2000 and 50,000,000 shares of preferred stock, par value $0.00 per share, none of which is issued or outstanding. Such issued and outstanding shares of N2H2 Common Stock are validly issued, fully paid and nonassessable.

4.6      SEC DOCUMENTS

         N2H2 has furnished the Shareholders with true and complete copies of its prospectus dated July 29, 1999, all exhibits related thereto, and its Annual Report on Form 10-K for the fiscal year ended September 30, 1999, its quarterly report on Form 10-Q for the quarter ended December 31, 1999, and its proxy statement for its annual meeting of Shareholders to be held March 9, 2000 (collectively, the "SEC Documents"). As of their respective filing dates, each of the SEC Documents contained all statements required to be stated therein and in accordance with, and complied in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations of the Securities and Exchange Commission thereunder. Since the respective dates of the SEC Documents, there has been no material adverse change in the financial condition or results of operations of N2H2, taken as whole.

                 ARTICLE V - CONDITIONS PRECEDENT TO OBLIGATIONS
                                     OF N2H2

         The obligations of N2H2 to perform and observe the covenants, agreements and conditions hereof to be performed and observed by them at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing executed by N2H2:

5.1      ACCURACY OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of the Shareholders and the Company contained herein (including applicable Exhibits or Schedules to the Disclosure Memorandum) and in the other Operative Documents shall have been true and correct in all material respects when made and (except (a) to the extent that such representations and warranties speak as of a specific earlier date, and (b) for the representations and warranties set forth in Section 3.7(d)), shall be true and correct in all material respects as of the Closing Date as though made on that date. In addition, the representations and warranties of the Shareholders contained in Section 3.7(d) shall be true and correct as of the Closing Date as though made on that date.

5.2      PERFORMANCE OF AGREEMENTS

         The Shareholders and the Company shall have performed in all material respects all obligations and agreements and complied with all covenants contained in this Agreement or any other Operative Document to be performed and complied with by them at or prior to the Closing.

5.3      OPINION OF COUNSEL FOR THE COMPANY AND THE SHAREHOLDERS

         N2H2 shall have received the opinion letter of Deacons Graham & James, counsel for the Company and the Shareholders, dated the Closing Date, in a form reasonably acceptable to the N2H2.

5.4      COMPLIANCE CERTIFICATE

         N2H2 shall have received a certificate from the Shareholders and a certificate from the Managing Director and Company Secretary of the Company each dated the Closing Date, in form and substance reasonably satisfactory to N2H2, certifying that the conditions to the obligations of N2H2 in Sections 5.1 and
5.2 hereof have been fulfilled. N2H2 shall have received a certificate of the Managing Director and Company Secretary of the Company certifying that the conditions to the obligations of N2H2 in Section 5.5 hereof have been fulfilled.

5.5      APPROVALS AND CONSENTS

         All transfers of permits or licenses and all approvals of or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby, or for the continued operation of the Company, shall have been obtained, and all waiting periods specified by law shall have passed. All other consents, approvals and notices referred to in this Agreement shall have been obtained or delivered.

5.6      PROCEEDINGS AND DOCUMENTS; SECRETARY'S CERTIFICATE

         N2H2 shall have received a certificate of the Secretary of the Company, in form and substance reasonably satisfactory to N2H2, as to the authenticity and effectiveness of the actions of the Board of Directors and Shareholders of the Company authorizing the Acquisition and the transactions contemplated by this Agreement and the other Operative Documents.

5.7      COMPLIANCE WITH LAWS

         The effectiveness of the Acquisition and the performance by N2H2, the Company and the Shareholders of their respective obligations pursuant to this Agreement and the other Operative Documents shall be legally permitted by all laws and regulations to which N2H2, the Company or the Shareholders are subject.

5.8      LEGAL PROCEEDINGS

         No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of this Agreement or any other Operative Document, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of this Agreement or any other Operative Document.

5.9      ESCROW AGREEMENT

         The Shareholders' Representative, on behalf of the Company's stockholders, shall have executed and delivered the Escrow Agreement.

5.10     EMPLOYMENT AND CONFIDENTIALITY ARRANGEMENTS

         Jason Gomersall and Bevan Slattery shall have each executed and delivered to the Company an Employment Agreement in the forms attached hereto as
Exhibit 5.10. All the other employees of the Company shall have executed Confidentiality Agreements in the form attached hereto as Exhibit 5.10B.

5.11     AFFILIATE LETTERS

         The Shareholders shall have delivered or caused to be delivered to N2H2 an Affiliate Letter in a form reasonably acceptable to N2H2 from each of those Persons who were, on the date on which the requisite number of consents has been obtained to approve the Acquisition, "affiliates" of the Company within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act.

5.12     TERMINATION OF CERTAIN AGREEMENTS

         Any and all rights of refusal, co-sale rights and registration rights for the benefit of the holders of Company Capital Stock, if any, set forth in the Disclosure Memorandum shall have been terminated.

5.13     CONVERSION OF CONVERTIBLE SECURITIES AND EXERCISE OF OPTIONS

         Any and all stock purchase rights, including options to acquire stock, and any and all securities convertible at any time into Company Capital Stock, vested and unvested, and regardless of restrictions on exercise or conversion, shall have been exercised or converted, as the case may be, for shares of Company Capital Stock immediately prior to the Closing.

5.14     GOMERSALL AND SLATTERY ESCROW AGREEMENTS

         Jason Gomersall and Bevan Slattery shall have executed and delivered to the Escrow Agent the Gomersall Escrow Agreement and the Slattery Escrow Agreement, respectively.

5.15     CONSULTING AGREEMENT

         The Company shall have entered into a Consulting Agreement with Advicom Pty Limited ACN 091 099 731 in substantially the form attached hereto as Exhibit 5.15.

5.16     OTHER CONDITIONS

         At or before Closing, the Shareholders must:

         (a) deliver to N2H2 duly executed and completed transfers in favour of N2H2 of the Company Common Stock in registrable form (except for the impression of stamp duty or other Taxes of a similar nature) together with the relevant share certificates (if any);

         (b) produce to N2H2 any power of attorney or other authority under which the transfers of the Company Common Stock are executed;

         (c) deliver to N2H2 duly executed instruments irrevocably waiving in favour of N2H2 all rights of pre-emption which any person has in respect of any of the Company Common Stock;

         (d) deliver to N2H2 copies of any other applicable consents and waivers required under this Agreement;

         (e) cause the Board of Directors of the Company to resolve that the transfers of the Company Common Stock (subject only to the payment of stamp duties or other Taxes of a similar nature on the transfers) be approved and registered;

         (f) deliver to N2H2 a letter (in the form required by N2H2) from each resigning officer of the Company acknowledging that he or she has no claim against the Company for breach of contract, loss of office, redundancy, compensation, payment or repayment of loans or otherwise, except for payments properly payable as an employee for accrued salary, holiday pay and long service leave up to the Closing Date;

         (g) subject to any consent which may be required from the Australian Securities and Investments Commission (which, if required, must be sought by the Shareholders before Closing) use reasonable efforts to cause the resignation of the auditors of the Company with effect from Closing;

         (h) cause the revocation, with effect from Closing, of all authorities relating to bank accounts of the Company other than signature authorities for Jason Gomersall and Bevan Slattery;

         (i)      deliver to N2H2 the common seal (if any) of the Company;

         (j) do all other things necessary or desirable to transfer the Company Common Stock, to complete any other transaction contemplated by this Agreement and to place N2H2 in effective control of the Company.

      ARTICLE VI - CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SHAREHOLDERS

         The obligations of the Shareholders to perform and observe the covenants, agreements and conditions hereof to be performed and observed by them at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing executed by a majority of the Shareholders.

6.1      ACCURACY OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of N2H2 contained herein and in the other Operative Documents shall have been true and correct in all material respects when made and, except for (a) changes contemplated by this Agreement and the other Operative Documents, and (b) to the extent that such representations and warranties speak as of a specific earlier date, shall be true and correct as of the Closing Date as though made on that date.

6.2      PERFORMANCE OF AGREEMENTS

         N2H2 shall have performed all obligations and agreements and complied with all covenants contained in this Agreement or any other Operative Document to be performed and complied with by them at or prior to the Closing.

6.3      OPINION OF COUNSEL

         The Company shall have received the opinion letter of Lane Powell Spears Lubersky LLP, counsel for N2H2, dated the Closing Date, in a form reasonably acceptable to the Company.

6.4      COMPLIANCE CERTIFICATE

         The Company shall have received a certificate of an appropriately authorized officer of N2H2, dated the Closing Date, substantially in form and substance satisfactory to the Company, certifying that the conditions to the obligations of the Shareholders in Sections 6.1, 6.2 and 6.13 have been fulfilled.

6.5      LEGAL PROCEEDINGS

         No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of this Agreement or any other Operative Document, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of this Agreement or any other Operative Document.

6.6      APPROVALS AND CONSENTS

All transfers of permits or licenses and all approvals of or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby or for the continued operation of the Company, shall have been obtained, and all waiting periods specified by law shall have passed. All other consents, approvals and notices referred to in this Agreement shall have been obtained or delivered.

6.7      COMPLIANCE WITH LAWS

         The effectiveness of the Acquisition and the performance by N2H2 and the Shareholders of the obligations hereunder and under the other Operative Documents shall be legally permitted by all laws and regulations to which N2H2 or the Company is subject.

6.8      ESCROW AGREEMENT

         N2H2 and the Escrow Agent shall have executed the Escrow Agreement.

6.9      EMPLOYMENT AGREEMENT

         The Company shall have executed and delivered an Employment Agreement with each of Jason Gomersall and Bevan Slattery in the forms attached hereto as
Exhibit 5.10.

6.10     NASDAQ NATIONAL MARKET APPROVAL

         Subject to any restrictions provided herein, all applicable filings shall have been made with and all fees shall have been paid to the NASDAQ National Market with respect to the N2H2 Common Stock to be issued pursuant to this Agreement for trading on the Nasdaq National Market subject to notice of issuance.

6.11     CONSULTING AGREEMENT

         The Company shall have entered into a Consulting Agreement with Advicom Pty Limited ACN 091 099 731 in substantially the form attached hereto as Exhibit 5.15.

6.12     REGISTRATION RIGHTS AGREEMENT

         N2H2 shall have executed and delivered to the Shareholders the Registration Rights Agreement in substantially the form attached hereto as
Exhibit 6.12.

6.13     PROCEEDINGS AND DOCUMENTS; SECRETARY'S CERTIFICATE

         The Shareholders shall have received a certificate of the Secretary of N2H2, in form and substance reasonably satisfactory to the Shareholders, as to the authenticity and effectiveness of the actions of the Board of Directors of N2H2 authorizing the Acquisition and the transactions contemplated by this Agreement and the other Operative Documents.

                             ARTICLE VII - COVENANTS

         Between the date of this Agreement and the Closing, the parties covenant and agree as set forth in this Article VII.

7.1      CONDUCT OF BUSINESS BY THE COMPANY PENDING THE ACQUISITION

         Unless N2H2 shall otherwise agree in writing, the business of the Company shall be conducted in and only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in accordance with applicable law; and the Shareholders must ensure that the Company shall use its best efforts to preserve intact the business organization of the Company, to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the Company with, and the goodwill of, customers, suppliers and other Persons with which the Company has significant business relations. By way of amplification and not limitation, except as otherwise contemplated by this Agreement, the Company shall not, between the date of this Agreement and the Closing, directly or indirectly do, or propose to do, any of the following without the prior written consent of N2H2:

                  (a) amend or otherwise change its Constitution;

                  (b) issue, sell, contract to issue or sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or Encumbrance of (i) any shares of capital stock of any class of the Company, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company, or (ii) any assets of the Company (except in the ordinary course of business and in a manner consistent with past practice);

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock or other securities, property or otherwise, with respect to any of its capital stock;

                  (d) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities;

                  (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances except in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice; (iv) authorize any single capital expenditure which is in excess of $10,000 or capital expenditures which are, in the aggregate, in excess of $20,000 for the Company taken as a whole;
(v) enter into any agreement in which the obligation of the Company exceeds $10,000 or which shall not terminate within 180 days following execution; (vi) license any Company Technology or Intellectual Property Rights other than in the ordinary course of business, consistent with past practice; or (vii) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this subsection (e);

         (f) enter into or amend any employment, consulting or agency agreement, or increase the compensation payable or to become payable to its officers, employees, agents or consultants, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation , stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance, benefit or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

         (g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting methods, policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

         (h) make any Tax election or settle or compromise any Tax liability;

         (i) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice;

         (j) take any action that would or is reasonably likely to result in any of the representations and warranties of the Company set forth in this Agreement being untrue in any material respect, or in any covenant of the Company set forth in this Agreement being breached, or in any of the conditions to the Acquisition specified in Article V hereof not being satisfied; or

         (k)      agree to do any of the foregoing.

7.2      ACCESS TO INFORMATION; CONFIDENTIALITY

         From the date hereof to the Closing, the Shareholders shall ensure Company causes the officers, directors, employees and agents of the Company to, afford the officers, employees and agents of N2H2 access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and shall furnish N2H2 with all financial, operating and other data and information as N2H2, through its officers, employees or agents, may reasonably request. From the date hereof until the Closing, the Shareholders shall ensure the Company provides N2H2 with financial statements of the Company as they become available internally at the Company, all of which financial statements the Company represents and warrants shall fairly present the financial position and results of operations of the Company as of the dates and for the periods therein specified. No investigation pursuant to this Section 7.2 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. The parties shall continue to comply with and to perform their respective obligations under the Confidentiality Agreement between N2H2 and the Company entered into as of January 3, 2000.

7.3      NO ALTERNATIVE TRANSACTIONS

         Unless this Agreement shall have been terminated in accordance with its terms, the Shareholders shall ensure the Company does not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any Person relating to any acquisition or purchase of all or (other than in the ordinary course of business) any material portion of the assets of, or any equity interest in, the Company or any business combination with the Company or participate in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate or negotiate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The Shareholders shall ensure the Company notifies N2H2 promptly if any such proposal or offer, or any inquiry or contact with any Person with respect thereto, is made and shall, in any such notice to N2H2, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. The Shareholders shall ensure that the Company does not release any third party from, or waive any provision of, any confidentiality or standstill (e.g., agreement not to invest in or seek change of control of the Company) agreement to which the Company is a party.

7.4      NOTIFICATION OF CERTAIN MATTERS

         Each party shall give prompt notice to the other parties of (a) the occurrence or nonoccurrence of any event which would be reasonably likely to cause any representation or warranty made by such party contained in this Agreement to be untrue or inaccurate in any material respect, and (b) any material failure by such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.4 shall not limit or otherwise affect the remedies available to the parties hereunder.

7.5      FURTHER ACTION; COMMERCIALLY REASONABLE EFFORTS

         Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to, do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using its best efforts to obtain all waivers, licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company as are necessary for the consummation of the transactions contemplated hereby and to fulfill the conditions to the Acquisition. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each party to this Agreement shall use its commercially reasonable efforts to take all such action. After the Closing Date, each party hereto, at the request of and without any further cost or expense to the other parties, will take any further actions reasonably necessary or desirable to carry out the purposes of this Agreement or any other Operative Document, to vest in the Company full title to all properties, assets and rights of the Company and to effect the issuance of the N2H2 Common Stock to the Shareholders of the Company pursuant to the terms and conditions hereof.

7.6      RESTRICTIVE LEGEND

         (a) Each certificate of N2H2 Common Stock issued under this Agreement to a Shareholder who is not a "U.S. Person" as defined in Rule 902 of the Securities Act, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE ACQUIRED BY THE HOLDER PURSUANT TO A REPRESENTATION THAT THE HOLDER IS NOT A U.S. PERSON AND IS NOT ACQUIRING THE SECURITIES FOR THE ACCOUNT OR BENEFIT OF ANY U.S. PERSON.

         THESE SHARES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OFFERED FOR SALE IN THE UNITED STATES, OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OF THE ACT, PURSUANT TO REGISTRATION UNDER THE ACT, PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, OR UPON. DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO IT AND TO ITS COUNSEL TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE ACT. HEDGING TRANSACTIONS INVOLVING THESE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

         (b) Each certificate of N2H2 Common Stock issued under this Agreement to a Shareholder who is a "U.S. Person" as defined in Rule 902 of the Securities Act, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE `ACT') NOR IS SUCH REGISTRATION CONTEMPLATED. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER UNLESS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO IT AND TO ITS COUNSEL TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE ACT, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

7.7      PUBLICITY

         No party hereto shall issue any press release or otherwise make any statements to any third party with respect to this Agreement or the transactions contemplated hereby until the issuance by N2H2 and the Company of a joint press release announcing this Agreement and the transactions contemplated hereby except as required by applicable law. The joint press release shall be made at a time selected by N2H2.

7.8      THIRD PARTY CONSENTS

         The Shareholders shall use its best efforts to obtain all third-party consents required to consummate the transactions contemplated herein.

                ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER

8.1      TERMINATION

         This Agreement may be terminated and the Acquisition may be abandoned at any time prior to Closing (notwithstanding any approval of this Agreement by the Shareholders):

                  (a) by mutual written consent;

                  (b) by either the Shareholders or N2H2, if the Acquisition has not been consummated by February 28, 2000; provided, however, that the right to terminate this Agreement under this subsection (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

                  (c) by either the Shareholders or N2H2, if there shall be any law or regulation that makes consummation of the Acquisition illegal or if any judgment, injunction, order or decree enjoining N2H2 or the Company from consummating the Acquisition is entered and such judgment, injunction, order or decree shall become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this subsection (c) shall have used all reasonable efforts to remove such judgment, injunction, order or decree;

                  (d) by the Shareholders, in the event of a material breach by N2H2 of any representation, warranty or agreement contained herein which has not been cured or is not curable by February 28, 2000; or

                  (e) by N2H2, in the event of a material breach by the Shareholders of any representation, warranty or agreement contained herein which has not been cured or is not curable by February 28, 2000.

8.2      EFFECT OF TERMINATION

         In the event of the termination of this Agreement pursuant to Section
8.1 hereof, there shall be no further obligation on the part of any party hereto, except that nothing herein shall relieve any party from liability for any willful breach hereof.

8.3      AMENDMENT

         This Agreement may be amended by the parties hereto at any time before or after approval of the Company's Shareholders; but after such approval, however, no amendment will be made which by applicable law requires the further approval of the Company's Shareholders without obtaining such further approval.

8.4      WAIVER

         At any time prior to the Closing, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                    ARTICLE IX - SURVIVAL AND INDEMNIFICATION

9.1      SURVIVAL

         All representations and warranties contained in this Agreement or in the other Operative Documents or in any certificate delivered pursuant hereto or thereto shall survive the Closing for a period of one year after the Closing Date (the "Survival Period"), and shall not be deemed waived or otherwise affected by any investigation made or any knowledge acquired with respect thereto, or by any notice delivered pursuant to Section 7.4 hereof; provided, however, that any claim based on fraud shall survive the Closing without limitation to the Survival Period. The covenants and agreements contained in this Agreement or in the other Operative Documents shall survive the Closing and shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

9.2      INDEMNIFICATION BY THE COMPANY AND HOLDERS OF COMPANY CAPITAL STOCK

         Subject to the limitations set forth in this Article IX, from and after the Closing, the Shareholders shall severally, in proportion to each Shareholders' Percentage Share, indemnify, defend and hold the Company, N2H2, and their respective officers, directors and affiliates (as "affiliate" is defined in Rule 12b-2 of the Securities Exchange Act of 1934) (collectively the "N2H2 Indemnified Parties") harmless from and against, and shall reimburse the N2H2 Indemnified Parties for, any and all losses, damages, debts, liabilities, obligations, diminution of value, judgments, orders, awards, writs, injunctions, decrees, fines, penalties, Taxes, costs or expenses (including, but not limited to, any reasonable legal or accounting fees or expenses), whether or not arising out of third-party claims (collectively, "Losses") asserted against or incurred by any of the N2H2 Indemnified Parties in connection with or arising out of or resulting from (i) any inaccuracy or misrepresentation in, or breach of, any representation or warranty made by the Company or the Shareholders in this Agreement together with the Disclosure Memorandum, or in any other Operative Document or in any certificate delivered pursuant hereto or thereto, or (ii) any failure by the Company or the Shareholders to perform or comply, in whole or in part, with any covenant or agreement in this Agreement or in any other Operative Document.

9.3      INDEMNIFICATION BY N2H2

         N2H2 shall indemnify, defend and hold the Shareholders (collectively the "Company Indemnified Parties" and, together with the N2H2 Indemnified Parties, the "Indemnified Parties") harmless from and against, and shall reimburse the Company Indemnified Parties for, any and all Losses asserted against or incurred by any of the Company Indemnified Parties in connection with or arising out of or resulting from (i) any inaccuracy, misrepresentation or breach in any representation or warranty made by N2H2 in this Agreement or in any other Operative Document or in any certificate delivered pursuant hereto or thereto, or (ii) any failure by N2H2 to perform or comply, in whole or in part, with any covenant or agreement in this Agreement or in any other Operative Document.

9.4      THRESHOLD AND LIMITATIONS

         (a) Except for liability based on fraud or breach of any representation or warranty with respect to Tax (with respect to which there shall be no limitation) and breach of Section 3.3 (Capitalization), each Shareholder's aggregate indemnification obligations pursuant to this Article IX shall be limited to that Shareholder's Percentage Share of the "Maximum Liability Amount." The Maximum Liability Amount shall be **** Australian dollars; provided, however, on the date that the initial Federal Securities laws transfer restrictions applicable to the N2H2 Common Stock received by a Shareholder at Closing cease, the Maximum Liability Amount applicable to that Shareholder shall become the Australian dollar equivalent of an amount equal to the product of the number of shares of N2H2 Common Stock issued to the Shareholder at Closing times the average of the high and low daily price per share of N2H2 Common Stock as reported on the NASDAQ national market on the trading day that such transfer restrictions cease, but in no event shall the maximum liability amount exceed **** Australian Dollars. If the Maximum Liability Amount for any Shareholder is reduced in accordance with the foregoing, and that Shareholder has previously paid indemnity obligations under this Article IX to N2H2 Indemnified Parties in excess of the Shareholder's Percentage Share of the reduced Maximum Liability Amount, the N2H2 Indemnified Parties shall refund such excess to that Shareholder.

         (b) The Escrow Shares shall be held for the Survival Period, except that, to the extent permitted under the Escrow Agreement, Escrow Shares may be withheld after the expiration of the Survival Period to satisfy claims for indemnification which are the subject of an indemnity claim by an N2H2 Indemnified Party pursuant to a Claim Notice (as defined below) delivered to the Shareholder Representative prior to the expiration of the applicable Survival Period.

         (c) No Indemnified Party shall be entitled to receive any indemnification payment with respect to any claims for indemnification under this Article IX ("Claims") until the aggregate Losses for which such Indemnified Parties would be otherwise entitled to receive indemnification exceed **** Australian dollars (the "Threshold"); provided, however, that once such aggregate Losses exceed the Threshold, such Indemnified Parties shall be entitled to indemnification for the aggregate amount of all Losses without regard to the Threshold.

         (d) In seeking indemnification for Losses under Section 9.2 hereof, the N2H2 Indemnified Parties shall first exercise their remedies with respect to the Escrow Shares.

         (e) An indemnifying party shall not be obligated to defend and hold harmless an Indemnified Party, or otherwise be liable to such party, with respect to any claims made by the Indemnified Party after the expiration of the applicable time period as set forth in Section 9.1 hereof.

9.5      PROCEDURE FOR INDEMNIFICATION

         (a) The Indemnified Party shall give written notice (the "Claim Notice") of any Claim for indemnification under this Article IX to the indemnifying party as promptly as practicable, but in any event: (i) if such Claim relates to the assertion against an Indemnified Party of any claim by a third party (a "Third Party Claim"), within 45 days after the assertion of such Third Party Claim, or (ii) if such Claim is not in respect of a Third Party Claim, within 45 days after the discovery of facts upon which the Indemnified Party intends to base a Claim for indemnification pursuant to Article IX hereof; provided, however, that the failure or delay to so notify the indemnifying party shall not relieve the indemnifying party of any obligation or liability that the indemnifying party may have to the Indemnified Party except to the extent that the indemnifying party demonstrates that the indemnifying parties' ability to defend or resolve such Claim is adversely affected thereby. Any such Claim Notice shall describe the facts and circumstances on which the asserted Claim for indemnification is based and shall specify how such Indemnified Party intends to recover such funds pursuant to this Agreement and the basis for the determination of the amount which the Indemnified Party intend to recover.

         (b) (i) Subject to the rights of or duties to any insurer or other third party having potential liability therefor, the indemnifying party shall have the right, upon written notice given to the Indemnified Party within 30 days after receipt of the notice from the Indemnified Party of any Third Party Claim, to assume the defence or handling of such Third Party Claim, at the indemnifying party's sole expense, in which case the provisions of Section 9.5(b)(ii) hereof shall govern.

                  (ii) The indemnifying party shall select counsel reasonably acceptable to the Indemnified Party in connection with conducting the defence or handling of such Third Party Claim, and the indemnifying party shall defend or handle the same in consultation with the Indemnified Party and shall keep the Indemnified Party timely apprised of the status of such Third Party Claim. The indemnifying party shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Third Party Claim, unless (A) the settlement provides an unconditional release and discharge of the Indemnified Party and the Indemnified Party is reasonably satisfied with such discharge and release and (B) the Indemnified Party shall not have reasonably objected to any such settlement on the ground that the circumstances surrounding the settlement could result in an adverse impact on the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or prospects of the Indemnified Party. The Indemnified Party shall cooperate with the indemnifying party and shall be entitled to participate in the defence or handling of such Third Party Claim with its own counsel and at its own expense.

         (c) (i) If the indemnifying party does not give written notice to the Indemnified Party within 30 days after receipt of the notice from the Indemnified Party of any Third Party Claim of the indemnifying party's election to assume the defence or handling of such Third Party Claim, the provisions of
Section 9.5(c)(ii) hereof shall govern.

                  (ii) The Indemnified Party may, at the indemnifying party's expense (which shall be paid from time to time by the indemnifying party as such expenses are incurred by the Indemnified Party), select counsel in connection with conducting the defence or handling of such Third Party Claim and defend or handle such Third Party Claim in such manner as it may deem appropriate; provided, however, that the Indemnified Party shall keep the indemnifying party timely apprised of the status of such Third Party Claim and shall not settle such Third Party Claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. If the Indemnified Party defends or handles such Third Party Claim, the indemnifying party shall cooperate with the Indemnified Party and shall be entitled to participate in the defence or handling of such Third Party Claim with its own counsel and at its own expense.

         (d) At the Closing, the Escrow Shares shall be deposited in an escrow account to secure potential claims by the N2H2 Indemnified Parties under this
Article IX.

         (e) The Indemnified Party shall utilize reasonable efforts, consistent with normal practices and policies and good commercial practice, to mitigate Losses, including reasonably pursuing other available indemnity rights, and to the extent of any recovery obtained as a result of such mitigation, the Indemnifying Party shall be discharged from its indemnity obligations under this Agreement.

9.6      REMEDIES

         Each of the parties acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other parties hereto shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof (including the indemnification provisions hereof) in any competent court having jurisdiction over the parties, in addition to any other remedy to which they may be entitled at law or in equity.

                               ARTICLE X - GENERAL

10.1     EXPENSES

         Regardless of whether the transactions contemplated by this Agreement are consummated, each party shall pay their own fees and expenses incident to the negotiation, preparation and execution of this Agreement and the other Operative Documents (including legal and accounting fees and expenses); provided, however, that, should any action be brought hereunder, the attorneys' fees and expenses of the prevailing party shall be paid by the other party to such action; and provided, further, that the legal fees incurred by the Company in connection with the negotiation, preparation and execution of this Agreement and the other Operative Documents in excess of **** Australian Dollars or that N2H2 determines in its reasonable judgment are not directly related to the negotiation, preparation and execution of this Agreement and the Other Operative Documents shall be paid by the Shareholders of the Company. The Company shall cause its attorneys to render to the Company (with copies to N2H2) statements for services rendered in a form reasonably satisfactory to N2H2.

10.2     NOTICES

         Any notice or demand desired or required to be given hereunder shall be in writing given by personal delivery, certified or registered mail, confirmed facsimile transmission, or overnight courier service, in each case addressed as respectively set forth below or to such other address as any party shall have previously designated by such a notice. The effective date of any notice or request shall be the date of personal delivery, four days after the date of mailing by certified or registered mail, the date on which successful facsimile transmission is confirmed or the date actually delivered by a reputable overnight courier service, as the case may be, in each case properly addressed as provided herein and with all charges prepaid.

         TO N2H2 OR THE PURCHASER:

                  N2H2, Inc.
                  900 Fourth Avenue, Suite 3400
                  Seattle, Washington  98164
                  Facsimile:  (206) 336-2934
                  Attention:  David Arnold, Chief Operating Officer

         with a copy to:

                  Lane Powell Spears Lubersky LLP
                  1420 Fifth Avenue, Suite 4100
                  Seattle, Washington  98101-2338
                  Telephone:  (206) 223-7000
                  Facsimile:  (206) 223-7107
                  Attention:  Jim D. Johnson

         TO THE COMPANY:

                  iseek Limited
                  Level 21, AXA Building
                  144 Edward Street
                  Brisbane, Qld 4000 Australia
                  Facsimile:  (617) 3003 0866
                  Attention:  Jason Gomersall
         with a copy to:

                  Deacons Graham & James
                  Level 2, Gold Fields House
                  Circular Quay, Sydney 2000, Australia
                  Telephone:  (612) 9330 8000
                  Facsimile:  (612) 9330 8111
                  Attention:  Ross Ramsay

         TO THE SHAREHOLDERS:

                  To the addresses set forth on Schedule 10.2 to this Agreement

10.3     SEVERABILITY

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

10.4     ENTIRE AGREEMENT

         This Agreement, the Confidentiality Agreement and the other Operative Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, undertakings and representations, both written and oral, by or among the parties, or any of them, with respect to the subject matter hereof and thereof.

10.5     ASSIGNMENT

         This Agreement shall not be assigned by operation of law or otherwise; provided, however, that Purchaser's rights and obligations may be assigned to and assumed by any other corporation wholly owned (directly or through intermediate wholly-owned subsidiaries) by N2H2.

10.6     PARTIES IN INTEREST

         This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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
10.7     GOVERNING LAW

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington applicable to contracts executed in and to be performed in that state. All actions and proceedings arising out of or relating to this Agreement may be heard and determined in any Washington state or federal court thereof.

10.8     SUBMISSION TO JURISDICTION

         Each of the parties to this Agreement irrevocably submits to the jurisdiction of (i) the Superior Court of the State of Washington, King County and (ii) the United States District Court for the Western District of Washington for the purpose of any suit, action or other proceeding arising out of this Agreement, the Escrow Agreement, any Operative Document or any transaction contemplated hereby or thereby and each agrees that no such suit, action or proceeding shall be brought by it or its Affiliates except in such courts. In addition, each such party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of such suit, action or proceeding brought in any such court or any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and agrees not to plead or claim the same.

         Each party hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's address set forth herein shall be effective service of process for any suit, action or proceeding in Washington with respect to the matters to which it has submitted to jurisdiction as set forth in the preceding paragraph. Nothing herein contained shall preclude any party from effecting service of process in any lawful manner in any other state, country or place.

10.9     HEADINGS

         The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

10.10    COUNTERPARTS

         This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. To expedite the process of entering into this Agreement, the parties acknowledge that Transmitted Copies of this Agreement or any Operative Document will be equivalent to original documents until such time as original documents are completely executed and delivered. "Transmitted Copies" will mean copies that are reproduced or transmitted via photocopy, facsimile or other process of complete and accurate reproduction and transmission.

10.11    WAIVER OF JURY TRIAL

         N2H2 AND THE SHAREHOLDERS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

10.12    GOODS AND SERVICES TAX

         The calculation of any loss, damage or cost suffered or incurred by an N2H2 Indemnified Party arising from the breach of any warranty given under
Article III or other Losses for which the N2H2 Indemnified Party is entitled to indemnification under Article IX shall include any amount payable by the N2H2 Indemnified Party as GST so that the amount the N2H2 Indemnified Party retains after payment of GST is no less than the amount it would have retained but for the imposition of GST. For the purposes of this Section 10.12, "GST" has the same meaning as in A New Tax System (Goods and Services) Act 1999 (Commonwealth).



         IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.

SHAREHOLDERS:                                 N2H2, INC.


/s/  JASON ALLAN GOMERSALL                    By      /s/  PETER H. NICKERSON
---------------------------------                -------------------------------
     Jason Allan Gomersall                         Its Chief Executive Officer

/s/  BEVAN ANDREW SLATTERY
---------------------------------
     Bevan Andrew Slattery

/s/  LEE GOMERSALL
---------------------------------
     Lee Gomersall

ROAR INVESTMENTS PTY LIMITED


By      /s/  LAURIE STAPLETON
   ---------------------------------
     Its Director


DRIVES & CONTROLS SERVICES, INC.


By      /s/  DON PATTERSON
   ---------------------------------
     Its President


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
                                                                   SCHEDULE 10.2


Company Shareholder

         Jason Gomersall
         130 Lunga Street
         Camp Hill, Queensland 4152 Australia
         Telephone:  (617) 3003 0855
         Facsimile:  (617) 3003 0855

         Bevan Slattery
         4/101 Oxford Terrace
         Taringa, Queensland 4068 Australia
         Telephone:  (617) 3003 0855
         Facsimile:  (617) 3003 0866

         Roar Investments Pty Limited
         93 Surrey Street
         Darlinghurst NSW 2010 Australia
         Telephone:  (612) 9287 6343
         Facsimile:  (612) 8282 6712

         Lee Gomersall
         14A Barraclough Crescent
         Moronboh Queensland 4T44 Australia
         Telephone:  (07) 4941 8057
         Facsimile:  (07) 4941 9858

         Drives & Controls Services, Inc.
         7206 Pinetree Place
         Tyler, Texas USA  75703
         Telephone:  (972) 772-5407
         Facsimile:  (972) 772-5409



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
                           EXHIBITS 2.52, 2.52A, 2.52B
                                ESCROW AGREEMENTS

Intentionally Omitted


                                    EXHIBIT 3
                              DISCLOSURE MEMORANDUM


The contents of the Disclosure Memorandum are generally described throughout this Share Sale Agreement where the Disclosure Memorandum is referred to.


                                  EXHIBIT 5.10
                              EMPLOYMENT AGREEMENT

Intentionally Omitted


                                  EXHIBIT 5.10B
                            CONFIDENTIALITY AGREEMENT

Intentionally Omitted


                                  EXHIBIT 5.15
                              CONSULTING AGREEMENT

Intentionally Omitted


                                  EXHIBIT 6.12
                          REGISTRATION RIGHTS AGREEMENT

Intentionally Omitted



                                       53